SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Versus Capital Multi-Manager Real Estate Income Fund LLC

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                                                                                                                        October 03, 2016

Dear Shareholder,

Versus Capital Multi-Manager Real Estate Income Fund LLC (the “Fund”) announced today that the shareholder meeting scheduled to convene on October 4, 2016 at 10:00 a.m. was adjourned to October 26, 2016.  The special meeting of shareholders has been adjourned to allow additional time to solicit votes with respect to four proposals that, we believe, will benefit the Fund. A special meeting (the “Meeting”) of the shareholders of the Fund will be held on October 26, 2016 at 10:00 AM (MDT), at 5555 DTC Parkway, Suite 330, Greenwood Village, Colorado 80111.  Please take time to carefully read the enclosed Proxy Statement and cast your vote by following the instructions on the enclosed proxy ballot.

During the period of the adjournment, the Company will continue to solicit proxies from its shareholders with respect to the proposals set forth in the Company's proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2016. Proxies previously submitted in respect of the Meeting will be voted at the adjourned meeting unless properly revoked.

As described in the attached Notice of Special Meeting of Shareholders and Proxy Statement, the purpose of the Meeting is to seek your approval of:

1.      a new investment sub-advisory agreement by and among the Fund, Versus Capital Advisors LLC (the “Adviser”) and Principal Real Estate Investors LLC.

2.      a new investment sub-advisory agreement by and among the Fund, the Adviser and Heitman Real Estate Securities, LLC (“HRES-LLC”).

3.      a new investment sub-advisory agreement by and among the Fund, the Adviser and Heitman International Real Estate Securities GmbH (“HRES-GmbH”).

4.      a new investment sub-advisory agreement by and among the Fund, the Adviser and Heitman International Real Estate Securities HK Limited (“HRES-HK”).

The Fund’s Board of Directors (the “Board”) has concluded that these proposals are in the best interest of the Fund and the shareholders of the Fund and unanimously recommends that you vote “FOR” each of the proposals.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

Your vote is very important regardless of the number of shares you own.  Please read the enclosed Proxy Statement and cast your vote via one of the methods below, whether or not you plan on attending the Meeting.  Voting your shares early will avoid costly follow-up mail and telephone solicitations. All votes must be received by October 25, 2016 at 11:59 PM Eastern Time. Voting is quick and easy.

To vote, you may use any of the following methods:

•        Live Agent.  To speak with a live agent and vote call 1-866-329-8417 Monday – Friday 9:00 a.m. – 10:00 p.m. Eastern Time.

•        By Mail.  Please complete, date and sign the enclosed proxy card before mailing it in the enclosed postage-paid envelope. Votes by mail must be received by the close of business on October 25, 2016 at 5:00 PM (ET).

•        By Internet.  Visit the web site www.proxyvote.com, as stated on your proxy card. Enter your 12-digit control number from your proxy card. Follow the simple instructions found on the web site. Votes by internet must be entered by 11:59 PM Eastern Time on October 25, 2016.

•        By Telephone.  Call the telephone number listed on your proxy card.  Follow the simple instructions. Votes by telephone must be entered prior to 11:59 PM Eastern Time on October 25, 2016.

If you attend the Meeting, you may revoke your proxy and vote your shares in person.

If you have any questions at any time, please call information services at 1-866-329-8417 toll-free between Monday and Friday, 9:00am – 10pm, Eastern time. Thank you in advance for your participation and prompt response.

Sincerely,

Casey Frazier

Chief Investment Officer

Versus Capital Multi-Manager Real Estate Income Fund LLC